                                                                     EXHIBIT 1.2
================================================================================

                                5,000,000 Shares

                      HEALTH CARE PROPERTY INVESTORS, INC.
                            (a Maryland corporation)

                                Preferred Stock
                          (Par Value $1.00 Per Share)

                               PURCHASE AGREEMENT
                               ------------------


================================================================================

                               TABLE OF CONTENTS

                                                                                    PAGE
                                                                                    ----
Section 1. Representations and Warranties.......................................      3
     (i)         Compliance with Registration Requirements......................      3
     (ii)        Incorporated Documents.........................................      4
     (iii)       Independent Accountants........................................      4
     (iv)        Financial Statements...........................................      4
     (v)         No Material Adverse Change in Business.........................      4
     (vi)        Good Standing of the Company...................................      5
     (vii)       Good Standing of Subsidiaries..................................      5
     (viii)      REIT Status....................................................      6
     (ix)        Capitalization.................................................      6
     (x)         Absence of Defaults and Conflicts..............................      6
     (xi)        Absence of Proceedings.........................................      6
     (xii)       Absence of Further Requirements................................      7
     (xiii)      Authorization of Purchase Agreement............................      7
     (xiv)       Title to Property..............................................      7
     (xv)        Investment Company Act.........................................      7
     (xvi)       Rating of the Securities.......................................      8

Section 2. Sale and Delivery to Underwriters; Closing...........................      8

Section 3. Covenants of the Company.............................................      9
     (a)         Compliance with Securities Regulations and Commission Requests.      9
     (b)         Filing of Amendments...........................................     10
     (c)         Delivery of Registration Statements............................     10
     (d)         Delivery of Prospectuses.......................................     10
     (e)         Continued Compliance with Securities Laws......................     10
     (f)         Blue Sky Qualifications........................................     10
     (g)         Earnings Statement.............................................     11
     (h)         Use of Proceeds................................................     11
     (i)         Preparation of Prospectus Supplement...........................     11
     (j)         Reporting Requirements.........................................     11
     (k)         Lock-up Period.................................................     11

Section 4. Payment of Expenses..................................................     11

Section 5. Conditions of Underwriters' Obligations..............................     12
     (a)         Effectiveness of Registration Statement........................     12
     (b)         Opinions.......................................................     12
     (c)         Officers' Certificate..........................................     16
     (d)         Accountant's Comfort Letter....................................     16
     (e)         Bring-down Comfort Letter......................................     17
     (f)         Listing........................................................     17

                                       i

     (g)         Maintenance of Rating..........................................     17
     (h)         Additional Documents...........................................     17
     (i)         Over-allotment Option..........................................     17

Section 6. Indemnification......................................................     19
     (a)         Indemnification of the Underwriter.............................     19
     (b)         Indemnification of Company, Directors and Officers.............     20
     (c)         Actions Against Parties; Notification..........................     20
     (d)         Settlement without Consent if Failure to Reimburse.............     21
     (e)         EDGAR..........................................................     21

Section 7. Contribution........................................................      21

Section 8. Representations, Warranties and Agreements to Survive Delivery......      22

Section 9. Termination of Agreement............................................      22

Section 10. Default by One or More of the Underwriters.........................      23

Section 11. Notices............................................................      24

Section 12. Parties............................................................      24

Section 13. Governing Law and Time.............................................      24

                               5,000,000 Shares

                     HEALTH CARE PROPERTY INVESTORS, INC.
                           (a Maryland corporation)

                                8.70% Series B
                     Cumulative Redeemable Preferred Stock
                    (Liquidation Preference $25 Per Share)

                              PURCHASE AGREEMENT
                              ------------------

                                                               September 1, 1998

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
Prudential Securities Incorporated
Salomon Smith Barney Inc.
as Representatives of the several Underwriters
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
     Merrill Lynch World Headquarters
     North Tower
     World Financial Center
     New York, New York  10281-1209

Dear Sirs:

     Health Care Property Investors, Inc., a Maryland corporation (the "Company"), confirms its agreement with each of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, Prudential Securities Incorporated and Salomon Smith Barney Inc. (collectively, the "Underwriters"), which term shall also include any Underwriter substituted as hereinafter provided in Section 10), for whom Merrill Lynch is acting as a representative (in such capacity, Merrill Lynch shall hereinafter be referred to as the "Representative"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of 8.70% Series B Cumulative Redeemable Preferred Stock (Liquidation Preference $25 per share) of the Company ("Series B Preferred Stock") set forth in Schedule A hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 750,000 additional shares of Series B Preferred Stock to cover over-allotments. The aforesaid 5,000,000 shares of Series B Preferred Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the shares of Series B Preferred Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are collectively hereinafter called the "Securities."

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-57163) and a related preliminary prospectus for the registration under the Securities Act of 1933, as amended (the "1933 Act") of Common Stock, par value $1.00 per share ("Common Stock"), preferred stock, par value $1.00 per share ("Preferred Stock"), including the Securities, and debt securities (collectively, the "Registered Securities"), which registration statement has been declared effective by the Commission and copies of which have heretofore been delivered to you. Such registration statement, in the form in which it was declared effective, as amended through the date hereof, including all documents incorporated or deemed to be incorporated by reference therein through the date hereof, is hereinafter referred to as the "Original Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") is herein referred to as the "Rule 462(b) Registration Statement." The Original Registration Statement, together with any Rule 462(b) Registration Statement, is hereinafter referred to as the "Registration Statement." The Company proposes to file with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations the Prospectus Supplement (as defined in Section 3(i) hereof) relating to the Securities and the prospectus dated August 27, 1998 (the "Base Prospectus") relating to the Registered Securities, and has previously advised you of all further information (financial and other) with respect to the Company set forth therein. The Base Prospectus together with the Prospectus Supplement, in their respective forms on the date hereof (being the forms in which they are to be filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations), including all documents incorporated or deemed to be incorporated by reference therein through the date hereof, are hereinafter referred to as, collectively, the "Prospectus," except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Securities which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Unless the context otherwise requires, all references in this Agreement to documents, financial statements and schedules and other information which is "contained", "included", "stated", "described in" or "referred to" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the

Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Agreement which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

     Section 1. Representations and Warranties.
                ------------------------------

     (a) The Company represents and warrants to each Underwriter as of the date hereof (such date being hereinafter referred to as the "Representation Date") and as of the Closing Time referred to in Section 2 as follows:

          (i) Compliance with Registration Requirements.  The Company meets the
              -----------------------------------------
     requirements for use of Form S-3 under the 1933 Act and the 1933 Act Regulations. Each of the Original Registration Statement and any Rule 462(b) Registration Statement and the Base Prospectus, at the respective times the Original Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and as of the Representation Date, complied and comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations (including Rule 415(a) of the 1933 Act Regulations), and did not and as of the Representation Date do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No stop order suspending the effectiveness of the Original Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, in which case at the time it is first provided to the Underwriters for such use) and at the Closing Time referred to in Section 2 hereof, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided,
                                                               --------
     however, that the representations and warranties in this subsection (i)
     -------
     shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectus or the information contained in any Statement of Eligibility and Qualification of a trustee under the Trust Indenture Act of 1939, as amended (the "1939 Act") filed as an exhibit to the Registration Statement (a "Form T-1"). For purposes of this Section 1(a), all references to the Registration Statement, any post-effective amendments thereto and the Prospectus shall be deemed to include, without limitation, any electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR").

          (ii)  Incorporated Documents.  The documents incorporated or deemed to
                ----------------------
     be incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, at the respective times the Registration Statement and any amendments thereto became effective, at the Representation Date and at Closing Time, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iii) Independent Accountants.  The accountants who certified the
                -----------------------
     financial statements and supporting schedules included or incorporated by reference in the Registration Statement and Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv)  Financial Statements.  The financial statements and any
                --------------------
     supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; and, except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; the pro forma financial statements and the related notes thereto included in documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; and the Company's ratios of earnings to fixed charges included in the Prospectus under the caption "Ratio of Earnings to Fixed Charges" and in

     Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.

          (v)   No Material Adverse Change in Business.  Since the respective
                --------------------------------------
     dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby,
     (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock and the Company's 7 7/8% Series A Cumulative Redeemable Preferred Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi)  Good Standing of the Company.  The Company has been duly
                ----------------------------
     incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the Company is in substantial compliance with all laws, ordinances and regulations of each state in which it owns properties that are material to the properties and business of the Company and its subsidiaries considered as one enterprise in such state.

          (vii) Good Standing of Subsidiaries.  Each subsidiary of the Company
                -----------------------------
     which is a significant subsidiary (each, a "Significant Subsidiary") as defined in Rule 405 of Regulation C of the 1933 Act Regulations has been duly organized and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority as a corporation or partnership, as the case may be, to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such corporate subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors' qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and all of the issued and outstanding partnership interests of each such subsidiary which is a partnership have been duly authorized (if applicable) and validly issued and are fully paid and non-assessable and (except for other partnership interests described in the Prospectus) are owned by the Company, directly or through corporate subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (viii) REIT Status.  The Company has at all times operated in such
                 -----------
     manner as to qualify as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), and intends to continue to operate in such manner.

          (ix)   Capitalization.  The authorized capital stock of the Company is
                 --------------
     as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus); the shares of issued Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Company has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock, the Preferred Stock and the Series B Preferred Stock conform to all statements relating thereto contained in the Prospectus and such descriptions conform to the rights set forth in the instruments defining the same; the issuance of the Securities is not subject to preemptive rights or similar rights; and, after giving effect to the sale of the Securities and the sale of any other of the Registered Securities to be issued prior to the delivery of the Securities, the aggregate amount of Securities which have been issued and sold by the Company will not exceed the aggregate amount of theretofore unsold Registered Securities.

          (x)    Absence of Defaults and Conflicts.  Neither the Company nor any
                 ---------------------------------
     of its subsidiaries is in violation of its charter or bylaws or in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or their properties may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and in which the violation or default might result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any law, administrative regulation or administrative or court order or decree.

          (xi)   Absence of Proceedings.  There is no action, suit or proceeding
                 ----------------------
     before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement or any transaction contemplated hereby; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in or incorporated by reference in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed or incorporated by reference as exhibits to, or incorporated by reference in, the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

          (xii)  Absence of Further Requirements.  No authorization, approval,
                 -------------------------------
     consent, order or decree of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the offering, issuance or sale of the Securities hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (xiii) Authorization of Purchase Agreement.  This Agreement has been
                 -----------------------------------
     duly authorized, executed and delivered by the Company and, upon execution and delivery by the Underwriters, will be a valid and legally binding agreement of the Company.

          (xiv)  Title to Property.  The Company and its subsidiaries have good
                 -----------------
     title to all real property or interests in real property owned by it or any of them, in each case free and clear of all liens, encumbrances and defects except such as are stated in or included in documents incorporated or deemed to be incorporated by reference in the Prospectus or such as would not materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; the Company and its subsidiaries have obtained satisfactory confirmations (consisting of policies of title insurance or commitments or binders therefor or opinions of counsel based upon the examination of abstracts) confirming, except as otherwise described in the Prospectus, (A) that the Company and its subsidiaries have the foregoing title to such real property and interests in real property, and (B) that the instruments securing the Company's and its subsidiaries' real estate mortgage loans create valid liens upon the real properties described in such instruments enjoying the priorities intended, subject only to exceptions to title which have no material adverse effect on the value of such real properties and interests in relation to the Company and its subsidiaries considered as one enterprise; and no material real property and buildings are held under lease by the Company (other than long-term ground leases).

          (xv)   Investment Company Act.  The Company is not required to be
                 ----------------------
     registered under the Investment Company Act of 1940, as amended (the "1940 Act").

          (xvi)  Rating of the Securities.  The Securities are currently rated
                 ------------------------
     "baa2" by Moody's Investor's Service, Inc., "BBB" by Standard & Poor's Ratings Group and "BBB+" by Duff & Phelps Credit Rating Co.

     (b) Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     Section 2. Sale and Delivery to Underwriters; Closing.
                ------------------------------------------

     (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at $24.2125 per share, the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

     (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 750,000 shares of Series B Preferred Stock at the price per share set forth in paragraph (a) above. The option hereby granted will expire 30 days after the Representation Date, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriters to the Company setting forth the number of Option Securities as to which the Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriters, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to Closing Time, as hereinafter defined, unless otherwise agreed upon by the Underwriters and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional Securities.

     (c) Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the office of Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071-2007, or at such other place as shall be agreed upon by the Underwriters and the Company, at 7:00 A.M., Los Angeles time, on September 4, 1998 (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for and delivery of certificates for such Option Securities shall be made at the above-mentioned office of Latham & Watkins, or at such other place as shall be mutually agreed upon by the Underwriters and the Company, on each Date of Delivery as specified in the notice from the Underwriters to the Company. Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriters of certificates for the Securities to be purchased by the Underwriters. Certificates for the Initial Securities and the Option Securities shall be in such denominations and registered in such names as the Underwriters may request in writing at least one business day before Closing Time or the relevant Date of Delivery, as the case may be. It is understood that each Underwriter other than Merrill Lynch has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter or Underwriters for the Securities to be purchased by such Underwriter or Underwriters, but such payment shall not relieve such Underwriter or Underwriters from its obligations hereunder. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriters not later than 10:00 A.M. on the last business day prior to Closing Time or the relevant Date of Delivery, as the case may be in New York, New York.

     Section 3. Covenants of the Company.  The Company covenants with each
                ------------------------
Underwriter as follows:

          (a) Compliance with Securities Regulations and Commission Requests.
              --------------------------------------------------------------
     The Company will notify the Underwriters immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of the Prospectus or any amendment to the Registration Statement or amendment or supplement to the Prospectus or any document to be filed pursuant to the 1934 Act during any period when the Prospectus is required to be delivered under the 1933 Act, (iii) of the receipt of any comments or inquiries from the Commission relating to the Registration Statement or Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose, and (vi) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Securities under state securities or Blue Sky laws or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance by the Commission of any stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission such Prospectus in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the second business day immediately succeeding the date hereof.

          (b) Filing of Amendments.  The Company will give the Underwriters
              --------------------
     notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities that differs from the prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations or any abbreviated term sheet prepared in reliance on Rule 434 of the 1933 Act Regulations), will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object.

          (c) Delivery of Registration Statements.  The Company will deliver to
              -----------------------------------
     the Underwriters as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith and documents incorporated or deemed to be incorporated by reference therein) as the Underwriters may reasonably request and will also deliver to the Underwriters as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated or deemed to be incorporated by reference therein but without exhibits filed therewith) as the Underwriters may reasonably request.

          (d) Delivery of Prospectuses.  The Company will furnish to the
              ------------------------
     Underwriters, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) the Underwriters may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

          (e) Continued Compliance with Securities Laws.  If any event shall
              -----------------------------------------
     occur as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

          (f) Blue Sky Qualifications.  The Company will endeavor, in
              -----------------------
     cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities shall have been so qualified, the Company will file such statements and reports as may be required by laws of such jurisdiction to continue such qualification in effect for as long as may be required for the distribution of the Securities.

          (g) Earnings Statement.  The Company will make generally available to
              ------------------
     its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering the twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

          (h) Use of Proceeds.  The Company will use the net proceeds received
              ---------------
     by it from the sale of the Securities in the manner to be specified in the Prospectus Supplement under "Use of Proceeds."

          (i) Preparation of Prospectus Supplement.  Immediately following the
              ------------------------------------
     execution of this Agreement, the Company will prepare a prospectus supplement, dated the date hereof (the "Prospectus Supplement"), containing the terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Underwriters and the Company deem appropriate, and will file or transmit for filing with the Commission in accordance with Rule 424(b) of the 1933 Act Regulations copies of the Prospectus (including such Prospectus Supplement).

          (j) Reporting Requirements.  The Company, during the period when the
              ----------------------
     Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          (k) Restriction on Sale of Securities.  During the period from the
              ---------------------------------
     date of this Agreement through the Closing Time, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any Preferred Stock of the Company.

     Section 4. Payment of Expenses.  The Company will pay all expenses incident
                -------------------
to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Securities under securities laws in accordance with the provisions of
Section 3(f) hereof, including filing fees and the reasonable fee and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a Supplemental Blue Sky Survey, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus and preliminary prospectus supplement and of the Prospectus and Prospectus Supplement and any amendments or supplements thereto, including any abbreviated term sheet delivered by the Company pursuant to Rule 434 of the 1933 Act Regulations, (vi) the printing and delivery to the Underwriters of copies of the Supplemental Blue Sky Survey and
(vii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

     If this Agreement is cancelled or terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fee and disbursements of counsel for the Underwriters.

     Section 5. Conditions of Underwriters' Obligations.  The obligations of the
                ---------------------------------------
Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement.  At Closing Time no stop
              ---------------------------------------
     order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Prospectus (including the Prospectus Supplement referred to in Section 3(i) hereof) shall have been filed or transmitted for filing with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to the Underwriters of such timely filing or transmittal.

          (b) Opinions.  At Closing Time the Underwriters shall have received:
              --------

               (1) The favorable opinion, dated as of Closing Time, of Latham & Watkins, special counsel for the Company, as set forth in Exhibit A hereto.

               (2) The favorable opinion, dated as of Closing Time, of Latham & Watkins, special counsel for the Company, in form and scope satisfactory to counsel for the Underwriters and subject to customary assumptions, limitations and exceptions acceptable to counsel for the Underwriters, to the effect that:

                    (i) the Company was organized in conformity with the requirements for qualification as a real estate investment trust under the Code commencing with its taxable year ending December 31, 1985, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Code; and

                    (ii) the information in the Prospectus under the captions
               "Certain Federal Income Tax Considerations to the Company," and "Certain Federal Income Tax Considerations to Holders of Series B Preferred Stock," insofar as such statements constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is accurate in all material respects.

               (3) The favorable opinion, dated as of Closing Time, of Ballard Spahr Andrews & Ingersoll, LLP, Maryland counsel for the Company, in form and scope satisfactory to counsel for the Underwriters, to the effect that:

                    (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

                    (ii) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

                    (iii) The authorized capital stock of the Company is as set forth in the Prospectus under "Capitalization."

                    (iv) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable. The issuance of such Securities is not subject to preemptive rights under the charter or bylaws of the Company or the Maryland General Corporation Law.

                    (v) Texas HCP, Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. All of the issued and outstanding shares of capital stock of such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, or claim.

                    (vi) The execution and delivery of this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company under its charter and bylaws and the Maryland General Corporation Law. This Agreement has been duly executed and delivered by the Company.

                    (vii) The Preferred Stock and the Series B Preferred Stock conform to the descriptions thereof contained in the Prospectus and the form of certificate used to evidence the Securities is in due and proper form.

                    (viii) The issuance and sale of the Securities by the
               Company and the compliance by the Company with the provisions of this Agreement and the consummation of the transactions contemplated hereby, will not result in any violation of the provisions of the charter or bylaws of the Company.

                    (ix) No authorization, approval, consent, decree or order of any court or governmental authority or agency is required under the Maryland General Corporation Law for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the sale of the Securities hereunder, except such as may have been obtained or rendered, as the case may be.

               In rendering its opinion, Ballard Spahr Andrews & Ingersoll, LLP shall state that each of Brown & Wood llp, in rendering its opinion pursuant to Section 5(b)(5), and Latham & Watkins, in rendering its opinion pursuant to Section 5(b)(1), may rely upon such opinion as to matters arising under the laws of the State of Maryland.

               (4) The favorable opinion, dated as of Closing Time, of Edward J. Henning, General Counsel of the Company, in form and scope satisfactory to counsel for the Underwriters, to the effect that:

                    (i) To the best of such counsel's knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                    (ii) To the best of such counsel's knowledge and information, each Significant Subsidiary of the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                    (iii) To the best of such counsel's knowledge and information, no material default exists in the due performance or observance by the Company or any of its subsidiaries of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument described or referred to in the Registration Statement or filed as an exhibit thereto or incorporated by reference therein which would have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                    (iv) To the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto and the descriptions thereof or references thereto are correct.

                    (v) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements, dividend reinvestment plans or employee or director stock plans referred to in the Prospectus), the shares of Preferred Stock (including the Series B Preferred Stock) have been duly authorized, and the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

                    (vi) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus.

                    (vii) The issue and sale of the Securities and the compliance by the Company with the provisions of this Agreement and the consummation of the transactions contemplated herein will not, to the best of such counsel's knowledge, result in any material violation of any order applicable to the Company of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

               (5) The favorable opinion, dated as of Closing Time, of Brown & Wood llp, counsel for the Underwriters, with respect to the matters set forth in paragraph (ii) of Exhibit A hereto and in subparagraphs
          (i), (iv), (vi) and (vii) of subsection (b)(3) of this Section. In rendering such opinion, Brown & Wood llp may rely upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP,rendered pursuant to Section 5(b)(4), as to matters arising under the laws of the State of Maryland.

               (6) In giving their opinions required by subsections (b)(1) and
          (b)(5), respectively, of this Section, Latham & Watkins and Brown & Wood llp shall each additionally state that nothing has come to their attention that would cause them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the Representation Date, in which case at the time it is first provided to the Underwriters for such use) or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel shall express no opinion with respect to the financial statements, schedules and other financial data in the Registration Statement or the Prospectus. In giving their opinions, Latham & Watkins and Brown & Wood llp may rely, to the extent recited therein,
          (A) as to all matters of fact, upon certificates and written statements of officers of the Company and (B) as to the qualification and good standing of the Company and each Significant Subsidiary to do business in any state or jurisdiction, upon certificates of appropriate government officials.

          (c) Officers' Certificate.  At Closing Time there shall not have been,
              ---------------------
     since the date hereof or since the respective dates as of which information is given in the

     Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of the Company and the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best knowledge and information of such officer, threatened by the Commission. As used in this Section 5(c), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Securities.

          (d) Accountant's Comfort Letter.  At the time of execution of this
              ---------------------------
     Agreement, the Underwriters shall have received from Arthur Andersen llp a letter, dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants "comfort letters" to underwriters with respect to financial statements and financial information included and incorporated by reference in the Registration Statement and the Prospectus (including, without limitation, the pro forma financial statements, if any) and substantially in the same form as the draft letter previously delivered to and approved by the Underwriters.

          (e) Bring-down Comfort Letter.  At Closing Time the Underwriters shall
              -------------------------
     have received from Arthur Andersen llp a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to therein shall be a date not more than three business days prior to Closing Time.

          (f) Listing.  At Closing Time the Securities shall have been duly
              -------
     listed, subject to notice of issuance, on the New York Stock Exchange.

          (g) Maintenance of Rating.  At Closing Time, the Securities shall be
              ---------------------
     rated at least "baa2" by Moody's Investors Service Inc., "BBB" by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. and "BBB+" by Duff & Phelps Credit Rating Co., and the Company shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has placed the Securities or any of the Company's other securities on what is commonly termed a "watch list" for possible downgrading.

          (h) Additional Documents.  At Closing Time and each Date of Delivery,
              --------------------
     if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

          (i) Over-allotment Option.  In the event the Underwriters exercise
              ---------------------
     their option provided in Section 2 hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and subject to the following further conditions:

               (1) The Underwriters shall have received:

                    (i) The favorable opinion of Latham & Watkins, special counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Sections 5(b)(1) and 5(b)(6) hereof.

                    (ii) The favorable opinion of Latham & Watkins, special counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, reaffirming their opinion delivered at Closing Time pursuant to
               Section 5(b)(2) hereof.

                    (iii) The favorable opinion of Ballard Spahr Andrews &
               Ingersoll, LLP, Maryland counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Sections 5(b)(3) hereof.

                    (iv) The favorable opinion of Edward J. Henning, General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, reaffirming his opinion delivered at Closing Time pursuant to
               Section 5(b)(4) hereof.

                    (v) The favorable opinion of Brown & Wood llp, counsel for the Underwriters, dated such Date of Delivery, relating to the Option

               Securities and otherwise to the same effect as the opinion required by Sections 5(b)(5) and 5(b)(6) hereof.

                    (vi) A certificate of the President or a Vice President of the Company and the chief financial or chief accounting officer of the Company, dated such Date of Delivery, confirming that the certificate delivered at Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

                    (vii) A letter from Arthur Andersen llp, in form and
               substance satisfactory to the Underwriters, dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Underwriters pursuant to Section 5(e) hereof except that the "specified date" in the letter furnished pursuant to this subsection shall be a date not more than three business days prior to such Date of Delivery.

               (2) At each Date of Delivery, the Securities shall be rated at least "baa2" by Moody's Investors Service Inc., "BBB" by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. and "BBB+" by Duff & Phelps Credit Rating Co.; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has placed the Securities or any of the Company's other securities on what is commonly termed a "watch list" for possible downgrading.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notifying the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 1, 4, 6, 7 and 8 shall remain in effect.

     Section 6. Indemnification.
                ---------------

     (a) Indemnification of the Underwriters.  The Company agrees to indemnify
         -----------------------------------
and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that (A) this indemnity agreement shall not apply to any
--------  -------
loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto), and (B) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus or preliminary prospectus supplement, this indemnity agreement shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter within the meaning of Section 15 of the 1933 Act) to the extent that any such loss, liability, claim, damage or expense of such Underwriter or any person controlling such Underwriter results from the fact that such Underwriter sold Securities to a person to whom it shall be established there was not sent or given by such Underwriter or on such Underwriter's behalf at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus (as then amended or supplemented), if required by law to have been so delivered, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, liability, claim, damage or expense and provided that the Company shall have met its obligation pursuant to this Agreement to provide the Representatives with such Prospectus (as so amended or supplemented).

     (b) Indemnification of Company, Directors and Officers.  Each Underwriter
         --------------------------------------------------
severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus, preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto).

     (c) Actions Against Parties; Notification.  Each indemnified party shall
         -------------------------------------
give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not
        --------  -------
(except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse.  If at any time an
         --------------------------------------------------
indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (e) EDGAR.  For purposes of this Section 6, all references to the
         -----
Registration Statement, any preliminary prospectus, preliminary prospectus supplement or the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include, without limitation, any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR.

     Section 7. Contribution.  If the indemnification provided for in Section 6
                ------------
hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus (or, if Rule 434 is used, the corresponding location on the Term Sheet) bear to the aggregate public offering price of the Securities as set forth on such cover (or corresponding location on the Term Sheet, as the case may be).

     The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities were offered exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

     Section 8. Representations, Warranties and Agreements to Survive Delivery.
                --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

     Section 9. Termination of Agreement.
                ------------------------

     (a) The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or other calamity or crisis or change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which on the financial markets of the United States is such as to make it, in the judgement of the Underwriters, impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in the securities of the Company has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the NASDAQ National Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission, the NASD or any other governmental authority, or if a banking moratorium has been declared by either federal, New York, Maryland or California authorities.

As used in this Section 9(a), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Securities.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 4, 6, 7 and 8 shall remain in effect.

     Section 10. Default by One or More of the Underwriters.  If any Underwriter
                 ------------------------------------------
shall fail at Closing Time to purchase the Securities which it is obligated to purchase hereunder (the "Defaulted Securities"), the Representative shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall have not completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

     No action pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Non-Defaulting Underwriters or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

     Section 11. Notices.  All notices and other communications hereunder shall
                 -------
be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of written telecommunication. Notices to the Underwriters shall be directed to them at Merrill Lynch & Co., 10877 Wilshire Boulevard, Suite 1900, Los Angeles, CA 90024, Attention: James F. Flaherty III, Managing Director, and notices to the Company shall be directed to it at 4675 MacArthur Court, 9th Floor, Newport Beach, California 92660, Attention: Kenneth
B. Roath, President and Chief Executive Officer, with a copy to Pamela B. Kelly, Esq. at Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071.

     Section 12. Parties.  This Agreement shall inure to the benefit of and be
                 -------
binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation other than the Underwriters and the Company and their respective successors and the controlling persons and the officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and said officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

     Section 13. Governing Law and Time.  This Agreement shall be governed by
                 ----------------------
and construed in accordance with the laws of the State of California applicable to agreements made and to be performed in such State. Unless stated otherwise, all specified times of day refer to New York City time.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                        Very truly yours,

                                        HEALTH CARE PROPERTY INVESTORS, INC.

                                        By:       /s/ Edward J. Henning
                                           -------------------------------------
                                           Name:  Edward J. Henning
                                           Title: Senior Vice President

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SALOMON SMITH BARNEY INC.
As Representatives of the Underwriters

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED


By:       /s/ Paul M. Meurer
   -------------------------------------
         Authorized Signatory

                                  SCHEDULE A


               Underwriters                      Number of
---------------------------------------------    Securities
                                                 ----------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated.....................      890,000

Morgan Stanley & Co. Incorporated............      890,000

PaineWebber Incorporated.....................      890,000

Prudential Securities Incorporated...........      890,000

Salomon Smith Barney Inc.....................      890,000

BT Alex. Brown Incorporated..................       50,000

CIBC Oppenheimer Corp........................       50,000

A.G. Edwards & Sons Inc......................       50,000

EVEREN Securities, Inc.......................       50,000

J.J.B. Hilliard, W.L. Lyons, Inc.............       50,000

Legg Mason Wood Walker, Incorporated.........       50,000

NationsBanc Montgomery Securities LLC........       50,000

Piper Jaffray Inc............................       50,000

Raymond James & Associates, Inc..............       50,000

Tucker Anthony Incorporated..................       50,000

Wheat First Securities, Inc..................       50,000
                                                 ---------

         Total...............................    5,000,000
                                                 =========

                                                                       EXHIBIT A

                               September 4, 1998

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SALOMON SMITH BARNEY INC.
  as Representative of the several Underwriters
  c/o Merrill Lynch & Co.,
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center
North Tower, 10th Floor
New York, New York 10281-1209

          Re:  Health Care Property Investors, Inc.
               8.70% Series B Cumulative Redeemable Preferred Stock
               ----------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Health Care Property Investors, Inc., a Maryland corporation (the "Company"), in connection with the sale to you on the date hereof by the Company, of ________ shares of the Company's 8.70% Series B Cumulative Redeemable Preferred Stock (the "Series B Preferred Stock"), pursuant to (i) a registration statement on Form S-3 under the 1933 Act, filed with the Securities and Exchange Commission (the "Commission") on June 18, 1998 (File No. 333-57163), and as declared effective by the Commission on June 30, 1998, (ii) a Prospectus dated August 27, 1998, including the documents incorporated or deemed to be incorporated by reference therein (the "Base Prospectus"), as supplemented by the Prospectus Supplement dated September 1, 1998 filed with the Commission on September 2, 1998 pursuant to Rule 424(b) under the 1933 Act (the "Prospectus Supplement," and together with the Base Prospectus, the "Prospectus") and (iii) a purchase agreement dated September 1, 1998 between you, as representative of the several underwriters named in Schedule A thereto, and the Company (the "Purchase Agreement"). . shares of the Series B Preferred

Stock are being purchased pursuant to Section 2(b) of the Purchase Agreement by the several underwriters named in Schedule A thereto.

     This opinion is being rendered to you pursuant to Section 5(b)(1) of the Purchase Agreement among Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, Prudential Securities Incorporated, Salomon Smith Barney Inc., as representative of the several underwriters named in Schedule A thereto, and the Company. All capitalized terms used and not specifically defined herein shall have the definitions ascribed to them in the Purchase Agreement.

     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below. We have examined, among other things, the following:

     (a)  The Purchase Agreement; and

     (b) (i) that certain indenture dated as of April 1, 1989 between the Company and The Bank of New York, as Trustee, for debt securities; (ii) that certain indenture dated as of September 1, 1993 between the Company and The Bank of New York, as Trustee, for debt securities; (iii) that certain Fiscal Agency Agreement dated as of November 8, 1993 between the Company and Chemical Bank, as Fiscal Agent, for 6% Convertible Subordinated Notes due 2000; (iv) that certain $50,000,000 Revolving Credit Agreement dated as of October 22, 1997 among the Company, The Bank of New York, as agent, The Sumitomo Bank, Bank of Montreal, Kredietbank N.V., Wells Fargo Bank, Bank of Hawaii and NationsBank of Texas, N.A. and (v) that certain Revolving Credit Agreement dated as of October 22, 1997 among the Company, The Bank of New York, as agent, The Sumitomo Bank, Bank of Montreal, Kredietbank N.V., Wells Fargo Bank, Bank of Hawaii and NationsBank of Texas, N.A. (collectively, the "Material Agreements").

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

     As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied exclusively upon oral or written statements and representations of officers and other representations of the Company and others. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

     We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. We understand that various matters concerning the laws of the

State of Maryland are addressed in an opinion of Ballard Spahr Andrews & Ingersoll, LLP separately provided to you, and we express no opinion with respect to those matters. In rendering the opinions set forth below, we have, with your permission, assumed that the Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland; that each of the Purchase Agreement and the Series B Preferred Stock has been duly authorized, executed and delivered by the Company; and that none of the issuance and sale of the Series B Preferred Stock by the Company, or the performance and compliance by the Company with the provisions of the Purchase Agreement, the Series B Preferred Stock, or the consummation of the transactions contemplated thereby, will result in any violation of the provisions of the charter or bylaws of the Company.

     Our opinions set forth in paragraphs (iii) and (iv) below are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to the issuance and sale of preferred stock

     Subject to the foregoing, and the other matters set forth herein, it is our opinion that, as of the date hereof:

     (i) The Registration Statement has been declared effective under the 1933 Act and, based solely on telephonic confirmation with the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings therefor have been initiated or threatened by the Commission.

     (ii) The Registration Statement at the time it became effective and at the date hereof, appeared on its face to comply as to form in all material respects with the requirements for registration statements on Form S-3 under the 1933 Act and the 1933 Act Regulations; it being understood that we express no opinion with respect to documents incorporated by reference therein (except as set forth in paragraph (v) below), the financial statements, schedules and other financial data included or incorporated by reference in the Registration Statement. In passing upon the compliance as to form of the Registration Statement, we have assumed that the statements made and incorporated by reference therein are true, correct and complete.

     (iii) The issue and sale of the Series B Preferred Stock and the compliance by the Company with the provisions of the Purchase Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any material term or provision of, or constitute a default under, the Material Agreements; nor will such action result in any material violation of any statute, rule or regulation applicable to the Company of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties (other than federal or state securities law, which are specifically addressed elsewhere herein).

     (iv) No approval, authorization, consent, order or decree of any Federal or California court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by the Purchase Agreement or in connection with the sale of the Series B Preferred Stock thereunder, except such as may have been obtained or rendered, as the case may be, or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws (including real estate syndication laws).

     (v) Each document filed pursuant to the 1934 Act and incorporated or deemed to be incorporated by reference in the Prospectus (other than the financial statements, schedules and other financial data included or incorporated by reference therein, as to which we express no opinion), at the time it was filed with the Commission, appeared on its face to comply as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations. In passing upon compliance as to form of such documents, we have assumed that the statements made therein are true, correct and complete.

     (vi) The Company is not an "investment company" within the meaning of the 1940 Act.

     In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus and have not made any independent check or verification thereof, during the course of such participation, no facts came to our attention that caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules and other financial data included or incorporated by reference in the Registration Statement or the Prospectus.

     This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                        Very truly yours,